UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 10, 2008 (October 8, 2008)

BARNES & NOBLE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-12302	06-1196501
(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)

(212) 633-3300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

The Letter Agreement referred to in Item 5.02 below terminates the Employment Agreement, dated March 9, 2005, between barnesandnoble.com llc (“B&N.com”) and Ms. Marie J. Toulantis. Ms. Toulantis’ Employment Agreement was previously filed with the Securities and Exchange Commission on March 15, 2005 as Exhibit 10.1 to Barnes & Noble, Inc.’s Current Report on Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2008, B&N.com, the subsidiary of Barnes & Noble, Inc. (the “Company”) which operates the Company’s online business, entered into a Letter Agreement (the “Agreement”) with Ms. Toulantis, the former Chief Executive Officer of B&N.com, related to her August 19, 2008 resignation. The Agreement is effective (the “Effective Date”) upon the expiration (without revocation) of the revocation period set forth in the General Release and Waiver, which is attached to the Agreement (the “Release”).

Pursuant to the Agreement, Ms. Toulantis will receive (i) $875,000 on the Effective Date less applicable withholdings and deductions and (ii) the full amount of any bonuses Ms. Toulantis would have been entitled to for B&N.com’s fiscal year ending January 31, 2009 (“Fiscal 2008”) had her employment with B&N.com continued without interruption. Such bonuses are payable in cash in calendar year 2009 as and when such bonuses would have been payable, provided however in no event shall Ms. Toulantis be paid less than $487,500 with respect to such bonuses. To the extent that any bonuses for Fiscal 2008 would have included a grant of restricted shares of the Company, Ms. Toulantis shall receive in lieu thereof the cash value of such shares based on the closing stock price of such shares on the last trading day immediately preceding the date such bonuses are paid. In the event that Ms. Toulantis makes a timely and proper election for continuation coverage under Code Section 4980B (a COBRA election), B&N.com shall pay Ms. Toulantis’ COBRA coverage such that medical benefits are continued, subject to the terms of the applicable medical plan and COBRA, through Fiscal 2008.

On the Effective Date, all vesting restrictions regarding stock options and restricted stock that have been previously granted to Ms. Toulantis by the Company shall lapse and all such stock options and restricted stock shall be fully vested. Each of Ms. Toulantis’ vested, unexercised stock options must be exercised by the earlier of (i) the option’s original expiration date or (ii) May 1, 2009.

Ms. Toulantis has agreed to remain available to consult with B&N.com from time to time through January 30, 2010. To the extent Ms. Toulantis provides any such consulting services, Ms. Toulantis will receive reasonable compensation for time expended which exceeds fifteen hours per month, and reimbursement of reasonable expenses approved in advance by B&N.com.

For a period of one year following the Effective Date, Ms. Toulantis has agreed not to engage in any business on behalf of, or have a financial interest in, Amazon.com, Inc., Borders Group, Inc. or any affiliates or subsidiaries of either entity.

The Release, as executed by Ms. Toulantis on October 8, 2008, is a general release of any claims Ms. Toulantis and any heirs, executors, administrators, successors and assigns of Ms. Toulantis ever had, now have or can, shall or may have against, among others, the Company and all of its affiliates and subsidiaries.

The above summary of the Agreement (including the Release) does not purport to be complete and is qualified in its entirety by reference to the Agreement (and accompanying Release), a copy of which is included as Exhibit 10.1 of this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

As a result of certain terms of the Agreement, the Company will record an after tax charge of approximately $1.8 million, or $0.03 per share, during the third quarter of Fiscal 2008. This charge was not included in the Company’s previously-issued earnings per share guidance announced on August 21, 2008.

The information contained in Item 7.01 of this Current Report on Form 8-K is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in Item 7.01 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Forward-Looking Statements

Item 7.01 of this Current Report on Form 8-K contains “forward-looking statements.” The Company is including this statement for the express purpose of availing itself of the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. These forward-looking statements are based on currently available information and represent the beliefs of the management of the Company. These statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, general economic and market conditions, decreased consumer demand for the Company’s products, possible disruptions in the Company’s computer or telephone systems, possible risks associated with data privacy and information security, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible disruptions or delays in the opening of new stores or the inability to obtain suitable sites for new stores, higher than anticipated store closing or relocation costs, higher interest rates, the performance of the Company’s online and other initiatives, the performance and successful integration of acquired businesses, the success of the Company’s strategic investments, unanticipated increases in merchandise or occupancy costs, unanticipated adverse litigation results or effects, the results or effects of any governmental review of the Company’s stock option practices, product shortages, and other factors which may be outside of the Company’s control. Please refer to the Company’s annual, quarterly and periodic reports on file with the Securities and Exchange Commission for a more detailed discussion of these and other risks that could cause results to differ materially.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Letter Agreement (including the General Release and Waiver) entered into on October 8, 2008, between barnesandnoble.com llc and Marie J. Toulantis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNES & NOBLE, INC.
(Registrant)

By:	/s/ Joseph J. Lombardi
Joseph J. Lombardi
Chief Financial Officer

Date: October 10, 2008

EXHIBIT INDEX

Exhibit	Description

10.1	Letter Agreement (including the General Release and Waiver) entered into on October 8, 2008, between barnesandnoble.com llc and Marie J. Toulantis.